UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 11, 2012

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors;ppointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2012, the Board of Directors of River Valley Financial Bank (the “Bank” adopted the 2013 River Valley Financial Bank Incentive Plan (the “Plan”).  The Plan provides target incentive awards for the Bank’s Chief Executive Officer, Executive Vice President, Senior Officers, Vice Presidents, Internal Auditor, Compliance Officer, Executive Administrative Assistant, Loan Officers and Wealth Management Officers.

Under the Plan, incentive payments based on a percentage of an employee’s base salary will be made based on achievement of threshold, targeted or maximum expected performance goals in several areas:

Total Shareholder Return -	price appreciation of common stock of River Valley Bancorp (“Common Stock”) during 2013 plus the annualized dividend rate paid on the Common Stock.

Loan Portfolio Growth -	net growth in the loan portfolio during 2013.

Profitability

Non-Performing Assets -	loans delinquent more than 90 days and other real estate owned.

Charge-Offs

Determination of the annual incentives will generally be based on overall Bank performance and departmental and/or individual criteria.  Wealth management officers have a defined monetary goal based upon dollar values of production.

For the Bank’s Chief Executive Officer (“CEO”) and Executive Vice President (“EVP”), the target incentive payment will be 15% of base salary and the maximum incentive payment will be 30% of base salary.  Fifty percent of the award will be based on Total Shareholder Return, the greater of 25% on Profitability or Loan Portfolio Growth (having an average risk weighting of 3.8), and 25% on Asset Quality Targets.  The Asset Quality Target will be based 50% on Non-Performing Assets and 50% on Charge-Offs.

The goals for the CEO and the EVP are the following:

Total Shareholder Return:	threshold – 8%; target – 12%; maximum – 16%.

Loan Portfolio Growth:	threshold – 3%; target 6%; maximum 9%.

Profitability:	threshold – $4.0 million; target – $4.5 million; maximum $5.1 million.

Non-Performing Assets as a percentage of total assets:	threshold – 4.2%; target – 3.6%; maximum – 3.0%

Charge-Offs (as a percentage of Loan portfolio):	threshold – < .80; target – < .60; maximum – < .50

Targets are also established in the Plan for non-executive officers who participate in the Plan.

Awards are earned as of December 31, 2013 and will be forfeited if employment is terminated prior to that time.  Seventy-five percent of the 2013 awards will be paid on January 31, 2014, and 25% will be paid, with interest, one year later.  The Board may recapture the 25% or the awards previously paid if it is determined that the awards were based on materially misstated financial information.

The Board of Directors of the Bank may amend and terminate the Plan and awards as it deems appropriate.

The summary above is qualified by reference to the complete Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

10.1 2013 River Valley Financial Bank Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 13, 2012	River Valley Bancorp

	By:	/s/ Matthew P. Forrester
Matthew P. Forrester, President and CEO